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                                                                    EXHIBIT 23.2





                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of AmeriPath, Inc. on Form S-8 of our report dated March 6, 1997, appearing in Registration Statement No. 333-34265 on Form S-1 of AmeriPath, Inc. and to the references to us under the headings "Selected Consolidated Financial Data" and "Experts" in the Prospectus, which is part of such Registration Statement No. 333-34265.

DELOITTE & TOUCHE LLP

Fort Lauderdale, Florida
March 16, 1998


























                                  Exh. 23.2-2